EXHIBIT 23(c)

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 30, 2006, relating to the financial statements and financial statement schedule as of and for the year ended December 31, 2005, which appears in American Express Credit Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, NY

June 7, 2006